Exhibit 99.1

TCP Announces Retirement of President of China Operations

AURORA, Ohio - August 31, 2016 - TCP International Holdings Ltd. (NYSE: TCPI) today announced that Solomon Yan has decided to retire from his position as President upon the expiration of his employment agreement on August 31, 2016. Mr. Yan’s duties will be assumed by other members of the executive management team. Mr. Yan will continue to serve as Vice-Chairman of the TCP Board of Directors.

About TCP
TCP is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP’s extensive product offerings include LED and CFL lamps and fixtures and other energy efficient lighting products. TCP has the largest combined number of LED and CFL ENERGY STAR® compliant lighting products. TCP’s products are currently offered through thousands of retail and C&I distributors. Since TCP's inception, it has sold more than one billion energy efficient lighting products. For more information, visit http://www.tcpi.com.

Forward Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While TCP believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein. Such forward-looking statements are made only as of the date of this release. TCP expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.

Contacts
Brian Catlett
Chief Financial Officer
330-954-7689
ir@tcpi.com

Mike Funari
Sapphire Investor Relations, LLC
617-542-6181
ir@tcpi.com